EXHIBIT 23.1



Marshall & Weber, CPA's, P.L.C.    Marshall & Weber, CPA's P.L.C.   480.443.0500
                                   14455 North Hayden Rd., Ste 201  480.443.9201
                                   Scottsdale, Arizona 85260-6948
                                                              marshall-weber.com







                          INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in the Registration Statement of OneSource Technologies, Inc. on Form S-8 to be filed on or about July 13, 2001 of our report dated April 1, 2000 on our audits of the consolidated financial statements of OneSource Technologies, Inc. as of December 31, 2000 and 1999 and for the years then ended as it apeared in Form 10-KSB for the year ended December 31, 2000.



                                                /s/ Marshall & Weber, CPA's, PLC
                                              MARSHALL & WEBER, C.P.A.'s, P.L.C.

Scotsdale, Arizona
July 13, 2001